Exhibit 4(D)

_______________________________________________________________
_______________________________________________________________






              SOUTHWESTERN PUBLIC SERVICE COMPANY


                              TO


                         CHEMICAL BANK

      (Successor by Merger to The New York Trust Company and Chemical Bank New York Trust Company),

                                            As Trustee

                     _____________________

        SUPPLEMENTAL INDENTURE DATED                 ,
           SUPPLEMENTAL TO INDENTURE OF MORTGAGE AND
              DEED OF TRUST, DATED AUGUST 1, 1946





            THIS INSTRUMENT CONTAINS AFTER-ACQUIRED
                      PROPERTY PROVISIONS

               THIS INSTRUMENT GRANTS A SECURITY
                     INTEREST BY A UTILITY
                     _____________________

       RELATES TO FIRST MORTGAGE BONDS, ___% SERIES DUE ____






_______________________________________________________________
_______________________________________________________________

            THIS INSTRUMENT CONTAINS AFTER-ACQUIRED
                      PROPERTY PROVISIONS





          SUPPLEMENTAL INDENTURE, dated the          day of
           ,     , between SOUTHWESTERN PUBLIC SERVICE COMPANY,
a corporation organized and existing under the laws of the State of New Mexico (hereinafter called the "Company"), party of the first part, and CHEMICAL BANK (successor by merger to The New York Trust Company and Chemical Bank New York Trust Company), a corporation organized and existing under the laws of the State of New York, as Trustee under the Indenture here-inafter mentioned (hereinafter called the "Trustee"), party of the second part.

          WHEREAS, the Company executed and delivered to The New York Trust Company, as Trustee, an Indenture of Mortgage and Deed of Trust dated August 1, 1946 (hereinafter called the "Original Indenture") and executed and delivered to The New York Trust Company or to Chemical Bank New York Trust Company or to Chemical Bank, as Trustee, supplemental indentures dated December 1, 1946, November 1, 1947, January 20, 1948,
February 1, 1949, December 1, 1949, February 1, 1950,
January 1, 1951, January 1, 1952, February 1, 1953, February 1, 1954, June 1, 1954, February 1, 1956, October 1, 1959,
February 1, 1961, January 1, 1963, February 1, 1964,
February 1, 1965, February 1, 1967, October 1, 1970, May 1, 1971, October 1, 1972, February 1, 1975, February 1, 1976,
February 9, 1977, March 1, 1977, March 1, 1978, March 1, 1979,
April 1, 1979, June 1, 1980, two supplemental indentures dated October 1, 1981, July 1, 1982, two supplemental indentures dated April 1, 1983, February 1, 1985, April 1, 1986, June 1, 1987, two supplemental indentures dated July 15, 1992, two sup-plemental indentures dated December 1, 1992, and supplemental indentures dated February 15, 1995, March 1, 1996 [(1) and (2)] (hereinafter called the "Supplemental Indentures"), to secure authorized issues of First Mortgage Bonds (hereinafter called the "Bonds") of the Company; and

          WHEREAS, on September 8, 1959, The New York Trust
Company was merged under the Banking Law of New York into Chemical Corn Exchange Bank under the name of Chemical Bank New

York Trust Company and on February 17, 1969, Chemical Bank New York Trust Company was merged under the Banking Law of New York into Chemical Bank under the name of Chemical Bank, which is now the Trustee under the Original Indenture and Supplemental Indentures; and

          WHEREAS, First Mortgage Bonds of the following Series were duly issued under and in accordance with the terms of the Original Indenture and the Supplemental Indentures and as of the date of this Supplemental Indenture are outstanding in the aggregate principal amounts set opposite the designations of the Series:

                                          Principal Amounts
            Series                           Outstanding
            ------                         -----------------

     5.70% Series due 1997 ...............   $ 15,000,000
     6.875% Series due 1999 ..............   $ 90,000,000
     13 1/2% Series due 2001 .............   $ 25,000,000
     6 1/2% Series due 2004 ..............   $ 25,000,000
     7 1/4% Series due 2004 ..............   $135,000,000
     6 5/8% Series due 2009 ..............   $ 32,300,000
     8.20% Series due 2022 ...............   $100,000,000
     8 1/4% Series due 2022 ..............   $ 40,000,000
     8 1/2% Series due 2025 ..............   $ 70,000,000
     6 1/2% Series due 2006 ..............   $ 60,000,000
            (3)

and

          WHEREAS, as permitted by the Original Indenture, the Company by resolutions of its Board of Directors duly adopted has determined to create a new series of Bonds to be known as First Mortgage Bonds, (4)% Series due (5) (hereinafter called "Bonds of the New Series" or "Bonds of Series due (5)") in the form and having the characteristics set forth in this Supple-mental Indenture; and

          [WHEREAS, the Company has paid, redeemed or otherwise retired and heretofore delivered to the Trustee certain Bonds not heretofore made the basis of the issuance of additional Bonds under Article 6 of the Original Indenture as heretofore supplemented and it desires to issue Bonds of Series due (5) against such retired Bonds; and]

          WHEREAS, the Company has purchased, constructed or otherwise acquired subsequent to the execution and delivery of the Original Indenture certain Property Additions not hereto-fore specifically mortgaged and pledged under the Original Indenture as heretofore supplemented and it desires by the inclusion of the descriptions thereof in this Supplemental Indenture to specifically mortgage and pledge such property; and

          WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under and by virtue of the provisions of the Original Indenture, as hereto-fore supplemented, and particularly the provisions contained in Articles Two and Eighteen thereof, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Sup-plemental Indenture in the form hereof for the purposes herein provided; and

          WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been done, per-formed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized, and this Supplemen-tal Indenture has been authorized by resolution duly adopted by a vote of a majority of the entire Board of Directors of the Company;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, in order to better secure the payment both of the principal of and interest on all Bonds issued under the Original Indenture and the Supplemental Indentures and that may be issued under this or any other indenture supplemental to the Original Indenture, according to their tenor and effect, and the performance by the Company of all the covenants and conditions therein and herein contained, and in order to establish the terms of the Bonds of the New Series, hereby further covenants and agrees to and with the Trustee and its successors in the trust under the Original Indenture for the benefit of all those who shall from time to time hold the Bonds and interest coupons, if any, pertaining thereto, as herein set forth, and does hereby ratify and con-firm its mortgage and pledge to the Trustee of all property described in the Original Indenture and the Supplemental Inden-tures and does by these presents grant, bargain, sell, warrant, alien, remise, release, convey, confirm, assign, transfer, mortgage, pledge, and set over unto the Trustee and to its suc-cessors and assigns forever the described property set forth in Exhibit A hereto (which shall for all purposes be treated as being set forth in full herein) constituting property acquired by the Company since the execution and delivery of the Original Indenture, and not heretofore specifically mortgaged and pledged under the Original Indenture as heretofore supplemented.

          TOGETHER with all buildings, improvements, plants, stations and substations located on the property referred to in Exhibit A hereto (in the case of those located on leased prop-erty, all of the Company's interest therein) or upon any other property or rights of way now or hereafter owned by the Com-pany, together with all easements, rights of way, permits, privileges, towers, poles, machinery, transformers, insulators, equipment, appliances, appurtenances, and all other property, real or personal, of the Company forming a part of, or pertain-ing to, or used, occupied or enjoyed by the Company in connec-tion with, said improvements and miscellaneous property.

          Also all other property, real, personal and mixed, which the Company now owns and which the Company may hereafter acquire.

          TOGETHER with, all and singular, the tenements, here-ditaments and appurtenances belonging or in anywise apper-taining to said property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents, reve-nues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatso-ever, at law as well as in equity, which the Company now has or may hereafter acquire in and to said property, rights and fran-chises, and every part and parcel thereof;

          EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from this
Supplemental Indenture and from the lien and operation hereof:

          (a) any and all property of the character expressly excepted and excluded from the Original Indenture as here-tofore supplemented and from the lien and operation thereof, referred to therein as Excepted Property; and

          (b) all property which has been released by the Trustee or otherwise disposed of by the Company free from the lien of the Original Indenture, as heretofore supple-mented, in accordance with the provisions thereof;

          TO HAVE AND TO HOLD all such properties, real, per-sonal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

          SUBJECT HOWEVER, to the exceptions hereinabove recited, and to Permitted Encumbrances as defined in Section
4.01 of the Original Indenture, and liens existing on any prop-erty hereafter acquired by the Company at the time of such acquisition and permitted by Section 9.15 of the Original Indenture, Section 3.02 of the Supplemental Indenture dated February 1, 1967 and Section 2.02 of the Supplemental Inden-tures dated March 1, 1979, October 1, 1981 and the two Supple-mental Indentures dated July 15, 1992, the two Supplemental Indentures dated December 1, 1992, the Supplemental Indentures dated February 15, 1995, March 1, 1996 [and (1)] and of this Supplemental Indenture;

          IN TRUST, NEVERTHELESS, for the purposes and upon the trusts, terms and conditions, and subject to and with the pro-visos and covenants set forth in the Original Indenture, the Supplemental Indentures and this Supplemental Indenture with the same effect in all respects as if the property and rights herein described and herein conveyed to the Trustee had at the time of the execution and delivery of the Original Indenture been owned by the Company and had been specifically and at length described in and conveyed to the Trustee by the Original Indenture as a part of the property therein stated to be con-veyed and as if this Supplemental Indenture had been executed and delivered at the time of the execution and delivery of the Original Indenture.

                          ARTICLE ONE

                    BONDS OF THE NEW SERIES

          Section 1.01.  There is hereby created a series of
Bonds, known as and entitled "First Mortgage Bonds, (4)% Series due (5)," and the form thereof shall be as provided in this Supplemental Indenture.

          The aggregate principal amount of Bonds of the New Series which may be authenticated and delivered and outstanding under the Original Indenture and this Supplemental Indenture shall be unlimited except as provided in Articles Two, Three, Four, Five and Six of the Original Indenture, as amended by the Supplemental Indenture dated February 9, 1977. Bonds of the

New Series shall bear interest at the rate of (4)% per annum until the principal thereof becomes due and payable and there-after, if default be made in the payment of such principal, at the rate of 6% per annum until the principal thereof shall be paid and shall mature (5).

          Bonds of the New Series shall be registered Bonds in book-entry or definitive form without coupons of the denomina-tions of $1,000 and any integral multiple of $1,000 which may be executed by the Company and delivered to the Trustee for authentication and delivery. Bonds of the New Series[, if authenticated and delivered prior to (6), shall be dated (7), and, if authenticated and delivered on or after (6),] shall be dated as provided in Section 2.05 of the Original Indenture. Bonds of the New Series shall bear interest from their respec-tive dates, such interest to be payable on (6) and semi-annu-ally thereafter on the first day of (8) and (9) in each year. The principal of and interest on the Bonds of the New Series shall be payable at the principal corporate trust office of the Trustee or its successor in trust under the Indenture, in the Borough of Manhattan, The City of New York (unless the Company shall designate and maintain some other office or agency for such purpose), in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. Notwithstanding any-thing in the Original Indenture or this Supplemental Indenture to the contrary, so long as the Bonds are in a book-entry only system, payment of principal of and interest on the Bonds of the New Series will be in accordance with arrangements with The Depository Trust Company, New York, New York and its successors and assigns ("DTC"). Bonds of the New Series shall be subject to redemption as provided in Section 1.03 of this Supplemental Indenture.

          Definitive Bonds of the New Series may be issued in the form of engraved Bonds or Bonds lithographed or printed with steel engraved borders, and the signature of the Chairman of the Board, the President or a Vice-President and of the Sec-retary or an Assistant Secretary of the Company may be fac-simile. Subject to the foregoing provisions of this Section, definitive Bonds of the New Series, upon surrender to the Trus-tee at its principal corporate trust office, shall be exchange-able for other Bonds of the same series [(dated (7), in the case of an exchange prior to (6)] and dated as provided in
Section 2.05 of the Original Indenture in case of an exchange on or after (6))] in such authorized denomination or denomina-tions in the same aggregate principal amount, as may be requested by the holder surrendering the same. No charge for any such exchange shall be made except for taxes or governmen-tal charges. The Company will execute, and the Trustee shall authenticate and deliver, Bonds whenever the same shall be required for any such exchange.

          [If the Bonds of the New Series are to be issued in book-entry form only, notwithstanding any provision of the Original Indenture or this Supplemental Indenture to the con-trary, unless the Company shall otherwise direct (which direc-tion shall promptly be given at the written request of the Com-
pany), all Bonds of the New Series issued hereunder shall be registered in the name of Cede & Co., as nominee of DTC, as registered owner of the Bonds of the New Series, and held in the custody of DTC. Unless otherwise requested by DTC, a sin-gle certificate will be issued and delivered to DTC. Benefi-cial owners of Bonds of the New Series will not receive physi-cal delivery of Bond certificates except as provided herein-after. For so long as DTC shall continue to serve as securi-ties depository for the Bonds of the New Series as provided herein, all transfers of beneficial ownership interests will be made by book-entry only, and no investor or other party pur-chasing, selling or otherwise transferring beneficial ownership of Bonds of the New Series is to receive, hold or deliver any Bond certificate.

          With respect to Bonds of the New Series registered in the name of Cede & Co., as nominee of DTC, the Trustee and the Company shall have no responsibility or obligation to the secu-rities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations on whose behalf DTC was created to hold securities to facilitate the clearance and settlement of securities transactions among DTC Partici-pants ("DTC Participants") or to any person on whose behalf a DTC Participant holds an interest in the Bonds of the New Series. Without limiting the immediately preceding sentence, the Trustee and the Company shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co. or any DTC Participant with respect to any own-ership interest in the Bonds of the New Series, (ii) the deliv-ery to any DTC Participant or any other person, other than a registered owner of the Bonds of the New Series, as shown on the registration books, of any notice with respect to the Bonds of the New Series, including any notice of redemption, or (iii) the payment to any DTC Participant or any other person, other than a registered owner of the Bonds of the New Series, as shown in the registration books, of any amount with respect to principal of or premium, if any, or interest on the Bonds of the New Series.

          If the Bonds of the New Series are to be issued in book-entry form only, replacement Bonds may be issued directly to beneficial owners of Bonds of the New Series other than DTC, or its nominee, but only in the event that (i) DTC determines not to continue to act as securities depository for the Bonds of the New Series (which determination shall become effective by the giving of reasonable notice to the Company or the Trus-
tee); or (ii) the Company has advised DTC of its determination (which determination is conclusive as to DTC and beneficial owners of the Bonds of the New Series) to terminate the ser-vices of DTC as securities depository for the Bonds of the New Series; or (iii) the Company has determined (which determina-tion is conclusive as to DTC and the beneficial owners of the Bonds of the New Series) that the interests of the beneficial owners of the Bonds of the New Series might be adversely affected if such book-entry only system of transfer is contin-ued. Upon occurrence of the event set forth in (i) above, the Company shall use its best efforts to attempt to locate another qualified securities depository. If the Company fails to locate another qualified securities depository to replace DTC, the Company shall direct the Trustee to cause to be authenti-cated and delivered replacement Bonds of the New Series, in certificate form, to the beneficial owners of the Bonds of the New Series. In the event that the Company makes the determina-tion noted in (ii) or (iii) above (provided that the Company undertakes no obligation to make any investigation to determine the occurrence of any events that would permit the Company to make any such determination), and has made provisions to notify the beneficial owners of Bonds of the New Series of such deter-mination by mailing an appropriate notice to DTC, the Company shall cause to be issued replacement Bonds of the New Series in certificate form to beneficial owners of the Bonds of the New Series as shown on the records of DTC provided to the Trustee and the Company.

          Whenever, during the term of the Bonds of the New Series, the beneficial ownership thereof is determined by a book-entry system at DTC, the requirements in the Original Indenture or this Supplemental Indenture of holding, delivering or transferring Bonds or selection of Bonds to be redeemed shall be deemed modified to require the appropriate person or entity to meet the requirements of DTC as to registering or transferring of its position in the book-entry system to pro-duce the same effect.

          If the Bonds of the New Series are to be issued in book-entry form only, notwithstanding any provision of the Original Indenture or this Supplemental Indenture to the con-trary, all Bonds of the New Series issued hereunder, if DTC so requires, shall bear a legend substantially to the following effect:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for reg-istration of transfer, exchange, or payment, and any cer-tificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized repre-sentative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized rep-resentative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          If the Bonds of the New Series are to be issued in book-entry form only, the Company and the Trustee shall enter into a letter of representations with DTC to implement the book-entry only system of Bond registration described above.

          If at any time DTC ceases to hold the Bonds of the New Series, all references herein to DTC shall be of no further force or effect.]

          Section 1.02.  The text of the Bonds of the New
Series and the certificate of authentication of the Trustee to be executed thereon are to be substantially in the following forms, respectively:

           (FORM OF FACE OF BONDS OF THE NEW SERIES)
                      CUSIP No. _________

No. R ___________                                   $__________

              SOUTHWESTERN PUBLIC SERVICE COMPANY

           First Mortgage Bond, (4)% Series Due (5)
                           Due (10),

          SOUTHWESTERN PUBLIC SERVICE COMPANY (hereinafter called the "Company"), a corporation organized and existing under the laws of the State of New Mexico, for value received,
hereby promises to pay to                    or registered
assigns, on the (11) day of (12), (13)             DOLLARS in
any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from the date hereof, at the rate of (4) percent per annum, payable in like coin or currency semi-annually on (8) and (9) in each year, commencing (6) until the principal hereof shall have become due and payable, and thereafter if default be made in the payment of such principal, at the rate of six percent per annum, until the principal hereof shall be paid.

          The principal of and interest on this Bond are pay-able at the principal corporate trust office of Chemical Bank or its successor in trust under the Indenture (as hereinafter defined), in the Borough of Manhattan, the City of New York (unless the Company shall designate and maintain some other office or agency for such purpose). [Notwithstanding anything in the Indenture of Mortgage and Deed of Trust dated August 1, 1946 (hereinafter called the "Original Indenture") or the Sup-
plemental Indenture dated               to the contrary, so
long as the Bonds are in a book-entry only system, payment of principal of and interest on this Bond will be in accordance with arrangements with The Depository Trust Company, New York, New York and its successors and assigns ("DTC").]

          The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all pur-poses have the same effect as though fully set forth at this place.

          This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been duly executed by Chemical Bank, as Trustee, or its successor, as Trustee, under the Indenture.

          IN WITNESS WHEREOF, the Company has caused this Bond to be signed in its name by the manual or facsimile signature of its Chairman of the Board, its President or a Vice-President and its corporate seal to be impressed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated

                         SOUTHWESTERN PUBLIC SERVICE COMPANY,

                              By

                                                  President

Attest:

               Secretary

  (FORM OF TRUSTEE'S CERTIFICATE FOR BONDS OF THE NEW SERIES)

  This is one of the Bonds described in the within mentioned
   Indenture,

                         CHEMICAL BANK

                                                 As Trustee

                              By

                                         Authorized Officer

         (FORM OF REVERSE OF BONDS OF THE NEW SERIES)

          This Bond is one of an authorized issue of Bonds of the Company known as its "First Mortgage Bonds," issued and to be issued in one or more series under, and all equally and rat-ably secured (except as any sinking, amortization improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by, the Original Indenture, as supplemented (a) by Sup-plemental Indentures dated December 1, 1946, November 1, 1947, January 20, 1948, February 1, 1949, December 1, 1949,
February 1, 1950, January 1, 1951, January 1, 1952, February 1, 1953, February 1, 1954, June 1, 1954, and February 1, 1956,
executed by the Company to The New York Trust Company, as Trus-tee, (b) by Supplemental Indentures dated October 1, 1959, February 1, 1961, January 1, 1963, February 1, 1964,
February 1, 1965 and February 1, 1967, from the Company to Chemical Bank New York Trust Company, as Trustee, and (c) by Supplemental Indentures dated October 1, 1970, May 1, 1971, October 1, 1972, February 1, 1975, February 1, 1976,
February 9, 1977, March 1, 1977, March 1, 1978, March 1, 1979,
April 1, 1979, June 1, 1980, two Supplemental Indentures dated October 1, 1981, July 1, 1982, two Supplemental Indentures dated April 1, 1983, February 1, 1985, April 1, 1986, June 1, 1987, two Supplemental Indentures dated July 15, 1992, two Sup-plemental Indentures dated December 1, 1992 and Supplemental Indentures dated February 15, 1995, March 1, 1996 [(1) and (2)] from the Company to Chemical Bank (hereinafter called the "Trustee"), successor by merger to The New York Trust Company and Chemical Bank New York Trust Company, as Trustee (said Mortgage and Deed of Trust as so supplemented being hereinafter collectively called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of said Bonds and the coupons appurtenant to coupon Bonds and of the Trustee and of the Company in respect of such security, and the terms and conditions upon which said Bonds are and are to be secured. To the extent permitted by the Indenture and as provided therein, with the consent of the Company and upon the written consent or affirmative vote of the holders of at least sixty-six and two-thirds percent in principal amount of the Bonds then outstanding and entitled to consent, and of the holders of not less than sixty-six and two-thirds percent in principal amount of the Bonds then outstanding and entitled to consent of each series affected thereby in case one or more but less than all of the series of Bonds issued under the Indenture are so affected, the rights and obligations of the Company and of the holders of Bonds and coupons appurtenant to coupon Bonds, and the terms and provisions of the Indenture and of any instrument supplemental thereto may be modified from time to time, provided that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest or premium on, the Bonds, or reduce the per-centage of the principal amount of Bonds, the consent of which is required for the authorization of any such modification or alteration, or which would modify, without the written consent of the Trustee, the rights or obligations of the Trustee. The Company has reserved the right to amend the Indenture without any consent or any other action by holders of any Series of Bonds created after July 15, 1992, including the First Mortgage Bonds, (4)% Series due (5), to make such amendments to the Indenture as shall be necessary in order to amend or delete in its entirety the maintenance covenant contained therein. As provided in the Indenture, said Bonds are issuable in series which may vary as in the Indenture provided or permitted. This Bond is one of a series of Bonds entitled "First Mortgage Bonds
(4)% Series due (5)".

          [(16)] This Bond is subject to redemption at any time upon at least thirty (30) days' and not more than fifty
(50) days' notice given as provided in the Indenture, at the option of the Company at the following redemption prices, expressed in percentages of principal amount:

If redeemed                    If redeemed
during 12        Redemption    during 12        Redemption
months ending    Prices        months ending    Prices
- -------------    ----------    -------------    ----------
    (14)            (14)           (14)            (14)
together, in each case, with accrued and unpaid interest on the principal amount thereof up to but not including the date fixed for redemption,[ provided, however, that this Bond may not be
so redeemed at the option of the Company prior to         ,
directly or indirectly from or in anticipation of moneys bor-rowed by or for the account of the Company at an interest cost (calculated in accordance with generally accepted financial practice and before deducting commissions and expenses) of less than (15)% per annum.] [This Bond is subject to redemption at any time out of proceeds received by the Trustee by reason of the taking of any property subject to the Indenture by the power of eminent domain or by lawful governmental authority, upon the notice hereinabove mentioned, all as more fully pro-vided in the Indenture, at the special redemption price of 100% of its principal amount, together with accrued and unpaid interest thereon to the date fixed for redemption.]

          If an Event of Default, as defined in the Indenture, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in the Indenture. This Bond is transferable by the registered owner hereof in person or by attorney authorized in writing, at the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York (unless the Company shall designate and maintain some other office or agency for such purpose), upon surrender for cancellation of this Bond and on payment of the charges and subject to the terms and conditions set forth in the Indenture, and upon any such transfer a new bond of the same series, for the same aggregate principal amount, [dated (7) if authenticated and delivered prior to (6), and dated as provided in Section 2.05 of the Original Indenture if authenticated and delivered on or after (6)] will be issued to the transferee in exchange herefor. First Mortgage Bonds, (4)% Series due (5), are issu-able as registered Bonds without coupons of the denominations of $1,000 and any integral multiple of $1,000 which may be exe-cuted by the Company and delivered to the Trustee for authenti-cation and delivery. All Bonds of said Series, upon surrender to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York (unless the Company shall designate and maintain some other office or agency for such purpose), are exchangeable for other Bonds of the same series [(dated (7), in the case of an exchange prior to (6), and dated as provided in Section 2.05 of the Original Indenture in case of an exchange on or after (6))] in such authorized denomination or denominations in the same aggregate principal amount, as may be requested by the holder surrendering the same. The Company and the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof, for the purpose of receiving pay-ment of or on account of the principal hereof and interest due hereon, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary. No recourse under or upon any obligation, covenant or agreement contained in this Bond or in the Indenture or any indenture supplemental thereto or under or upon any indebtedness secured by or arising out of the Indenture or any indenture supplemen-tal thereto shall be had against any incorporator, stockholder, director or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or succes-sor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or pen-alty or by any legal or equitable proceeding or otherwise how-soever; all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every holder hereof, and being likewise released by the terms of the Indenture.

          [Whenever the beneficial ownership of this Bond is determined by a book-entry system at a securities depository for the Bonds, the foregoing requirements of holding, deliver-ing or transferring this Bond shall be modified to require the appropriate person or entity to meet the requirements of the securities depository as to registering or transferring of its position in the book-entry system to produce the same effect.]

          SECTION 1.03. (16) Bonds of the New Series shall be redeemable (exept as otherwise provided in Section 8.05 of the Original Indenture, as amended by Section 3.01 of the Supple-mental Indenture dated February 1, 1949) at the option of the Company, at any time and from time to time [on or after __________], in whole or in part, in the manner, with the effect and upon the notice provided in Article Eleven of the Original Indenture at the general redemption prices set forth in Section 1.02 of this Supplemental Indenture, together, in each case, with accrued and unpaid interest on the principal amount thereof up to but not including the date fixed for redemption,[ provided, however, that Bonds of the New Series may not be so redeemed at the option of the Company prior to
(15), directly or indirectly from or in anticipation of moneys borrowed by or for the account of the Company at an interest cost (calculated in accordance with generally accepted finan-cial practice and before deducting commissions and expenses) of less than (15)% per annum.] [The redemption price for Bonds of the New Series which are to be redeemed by the use of Trust Monies which are the proceeds of the taking of any part of the Trust Estate through exercise of the power of eminent domain or by the exercise of any State, municipality or other governmen-tal authority of any right which it may have to purchase any part of the Trust Estate, as provided in Section 8.05 of the Original Indenture, as amended by Section 3.01 of the Supple-mental Indenture dated February 1, 1949, shall be 100% together with accrued and unpaid interest on the principal amount thereof up to but not including the date fixed for redemption.]

                          ARTICLE TWO

                   MISCELLANEOUS PROVISIONS

          Section 2.01. All the provisions, terms and condi-tions of the Original Indenture, as heretofore supplemented and amended by the Supplemental Indentures, shall continue in full force and effect. All terms defined in the Original Indenture, as heretofore supplemented, shall, for all purposes of this Supplemental Indenture, have the meaning specified in the Original Indenture, as heretofore supplemented, unless the text otherwise indicates.

          Section 2.02. (a) The Company covenants that so long as any Bonds of the New Series shall remain outstanding it will comply with the covenants contained in Sections 9.06 and
9.15 of the Original Indenture to the same extent as if the clause "so long as any of the Bonds of 2 7/8% Series due 1971 shall be outstanding" in each instance where it or a similar clause appears in such Sections were replaced by the clause "so long as any of the Bonds of 2 7/8% Series due 1971 or any of the Bonds of (4)% Series due (5) shall be outstanding".

          (b) The Company reserves the right, subject to appropriate corporate action, but without any consent or other action by holders of Bonds of any series created after July 15, 1992, including the Bonds of the New Series, to make such amendments to the Original Indenture, and to the Original Indenture as supplemented, as shall be necessary in order to amend or delete in its entirety paragraph (a) of this Section
2.02 and/or Section 9.06 of the Original Indenture.

          Section 2.03. To the extent authorized, permitted or necessary under applicable law, this Supplemental Indenture shall also be considered to be a security agreement and financing statement under the Uniform Commercial Code as adopted or hereafter adopted in one or more of the states in which any part of such properties, as aforesaid, are situated. The mailing address of Southwestern Public Service Company (the Debtor) is: Tyler at Sixth, Amarillo, Texas 79101. The mail-ing address of Chemical Bank, as Trustee (the Secured Party) is: 450 West 33rd Street, 15th Floor, New York, N.Y. 10001,
Attention:  Corporate Trustee Administration.

          Section 2.04.  This Supplemental Indenture may be
executed in several counterparts, all or any of which may be treated for all purposes as one original, and shall constitute and be one and the same instrument.

          Section 2.05. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, or the due execu-tion hereof by the Company, or for or in respect of the recit-als contained herein, all of which recitals are made by the Company solely.

          This Supplemental Indenture has been dated (2), solely for convenience, but has in fact been executed by the parties hereto on the dates indicated by their respective acknowledgements.

          IN WITNESS WHEREOF, SOUTHWESTERN PUBLIC SERVICE COM-PANY, party hereto of the first part, has caused this Supple-mental Indenture to be executed on its behalf and its corporate seal to be hereto affixed and to be attested, and CHEMICAL BANK, party hereto of the second part, in evidence of its acceptance of the trust hereby created, has caused this Supple-mental Indenture to be executed on its behalf and its corporate seal to be hereto affixed and to be attested, all as of the day and year first above written.

                                   SOUTHWESTERN PUBLIC SERVICE
                                     COMPANY,
                                        /s/
                                       ------------------------------
Attest:  ____________________           Name:
                                        Title:
     Name:
     Title:


Signed, sealed and delivered by         [CORPORATE SEAL]
SOUTHWESTERN PUBLIC SERVICE
COMPANY, in the presence of:

     /s/
     ------------------------------
     /s/
     ------------------------------

                                   CHEMICAL BANK,
                                        /s/
                                        ---------------------------
                                        Name:
                                        Title:

Attest:  /s/
       -----------------------------
     Name:
     Title:


Signed, sealed and delivered by         [CORPORATE SEAL]
CHEMICAL BANK, in the presence of:

     /s/
    ---------------------------------
     /s/
    ---------------------------------

STATE OF TEXAS   )
                 :  ss.:
COUNTY OF POTTER )

          The foregoing instrument was acknowledged before me
this      day of        ,     , by                 ,
                of SOUTHWESTERN PUBLIC SERVICE COMPANY, a New
Mexico corporation, on behalf of said corporation.

(NOTARIAL SEAL)
                                   /s/
                                   -------------------------------
                                   Notary Public, State of Texas
                                   My Commission Expires [     ]




STATE OF NEW YORK  )
                   :  ss.:
COUNTY OF NEW YORK )

          The foregoing instrument was acknowledged before me
this      day of        ,     , by             ,
of CHEMICAL BANK, a New York corporation, on behalf of said corporation acting in its capacity as trustee under the South-western Public Service Company Indenture of Mortgage and Deed of Trust dated August 1, 1946, as supplemented and amended.

(NOTARIAL SEAL)
                              /s/
                              ------------------------------------
                                  Notary Public, State of New York
                                          No. [         ]
                                     Qualified in King's County
                                Certificate filed in New York County
                                      Term Expires [         ]

STATE OF TEXAS   )
                 :  ss.:
COUNTY OF POTTER )

          BEFORE ME, the undersigned authority, on this day
personally appeared                  , who, having been by me
first duly sworn, upon oath says:

          That he is Secretary of Southwestern Public Service Company which executed the foregoing instrument, as Party of the First Part, and that Southwestern Public Service Company is a corporation engaged in the States of Texas, New Mexico and Oklahoma in the generation, manufacture, transmission, distri-bution and sale of electric energy and power to the public for domestic, commercial, industrial and other uses, and is one of the corporations referred to in the Business and Commerce Code of Texas, Title 4, Chapter 35 and in Chapter 62, Article 13
Section 5 Paragraph A of New Mexico Statutes Annotated (Laws 1961, ch. 76, Sec. 1, Laws 1973, ch. 253, Sec. 1) and in 46
Okl. St. Ann., Section 17 (Laws 1963, ch. 359, Sec. 1, Laws 1984, ch. 229, Sec. 14).

          The foregoing instrument is a Supplemental Indenture supplemental to an Indenture of Mortgage and Deed of Trust from Southwestern Public Service Company to Chemical Bank (successor by merger to The New York Trust Company and Chemical Bank New York Trust Company), as Trustee, dated August 1, 1946, which contains after-acquired property provisions, and supplements thereto dated December 1, 1946, November 1, 1947, January 20, 1948, February 1, 1949, December 1, 1949, February 1, 1950,
January 1, 1951, January 1, 1952, February 1, 1953, February 1, 1954, June 1, 1954, February 1, 1956, October 1, 1959, Febru-
ary 1, 1961, January 1, 1963, February 1, 1964, February 1, 1965, February 1, 1967, October 1, 1970, May 1, 1971, Octo-
ber 1, 1972, February 1, 1975, February 1, 1976, February 9, 1977, March 1, 1977, March 1, 1978, March 1, 1979, April 1,
1979, June 1, 1980, two supplements thereto dated October 1, 1981, July 1, 1982, two supplements thereto dated April 1, 1983, February 1, 1985, April 1, 1986, June 1, 1987, two sup-
plements thereto dated July 15, 1992, two supplements thereto dated December 1, 1992, February 15, 1995, March 1, 1996 [(1) and (2)], each of which contains after-acquired property provisions.

          Dated this      day of        ,     .

                                   /s/
                                   ------------------------------
                                   Name:

          Subscribed and sworn to before me by
on this      day of        ,     .

(NOTARIAL SEAL)
                                   /s/
                                -------------------------------
                                 Notary Public State of Texas
                                My Commission Expires [      ]

                           EXHIBIT A

                             (17)

                     Notes to Supplemental Indenture


(1) The date of any unlisted prior Supplemental Indenture to be inserted.

(2) The date of this Supplemental Indenture to be inserted.

(3) The designation and amount outstanding of any unlisted previously issued series of Bonds to be inserted.

(4)       The interest rate of the New Bonds to be inserted.

(5) The date on which or the year in which the New Bonds are to mature is to be added.

(6)       The first interest payment date shall be inserted.

(7)       The original issue date shall be inserted.

(8) The month in which the second semi-annual interest payment date falls shall be inserted.

(9) The month in which the third semi-annual interest payment date falls shall be inserted.

(10) The date on which New Bonds are to mature shall be inserted.

(11) The day of month in which the New Bonds are to mature shall be inserted.

(12) The month in which the New Bonds are to mature shall be inserted.

(13) The year in which the New Bonds are to mature shall be inserted.

(14)      Any redemption price or prices shall be inserted.

(15) Any limitation on refunding shall be inserted if there is one.

(16) Insert appropriate language to the effect that the New Bonds are not redeemable or are not redeemable prior to a specified date and modify the text, if appropriate, for the New Bonds.

(17) A description of any property to be pledged shall be inserted.